Exhibit 99.1

WORLD HEART CORPORATION
2006 EQUITY INCENTIVE PLAN

PERFORMANCE SHARE GRANT NOTICE

World Heart Corporation (the “Company”), pursuant to its 2006 Equity Incentive Plan (the “Plan”), hereby awards to Participant a Performance Share Award (the “Award”). This Award is subject to all of the terms and conditions as set forth herein and in the Performance Share Agreement and the Plan, both of which are attached hereto and incorporated herein in their entirety.

Participant:
Date of Grant:
Number of Share Equivalents
Subject to Award:
Consideration:	Past and Future Services

Vesting Schedule:

[Insert performance-based vesting schedule]. Notwithstanding the forgoing, if the performance goals specified herein are not attained prior to January 1, 2008, then the Award shall expire, effective as December 31, 2007, and no shares of Common Stock shall be issued hereunder.

Additional Terms/Acknowledgements:  The undersigned Participant acknowledges receipt of, and understands and agrees to the terms and conditions of, this Grant Notice, the Performance Share Agreement and the Plan.  Participant further acknowledges that as of the Date of Grant, this Grant Notice, the Performance Share Agreement and the Plan set forth the entire understanding between Participant and the Company regarding the acquisition of stock in the Company and supersede all prior oral and written agreements on that subject with the exception of the following agreements only:

OTHER AGREEMENTS:

World Hearth Corporation	Participant

By:

Title:	Date:

Date:

ATTACHMENTS:  Performance Share Agreement and 2006 Equity Incentive Plan

ATTACHMENT I

PERFORMANCE SHARE AGREEMENT

Pursuant to your Performance Share Grant Notice (“Grant Notice”) and this Performance Share Agreement (collectively, the “Award”) and in consideration of your past and future services, World Heart Corporation (the “Company”) has awarded you Performance Shares under its 2006 Equity Incentive Plan (the “Plan”) for the number of Company common stock equivalents subject to the Award as indicated in the Grant Notice.  Defined terms not explicitly defined in this Performance Share Agreement but defined in the Plan shall have the same definitions as in the Plan.

The details of your Award are as follows:

                1.             VESTING.  Subject to the limitations contained herein, your Award will vest as provided in the Grant Notice, provided that vesting will cease upon the termination of your Continuous Service.

2.             NUMBER OF STOCK EQUIVALENTS.  The number of common stock equivalents subject to your Award may be adjusted from time to time for Capitalization Adjustments, as provided in Section 12(a) of the Plan.

3.             PAYMENT.  Your Award shall be settled by the delivery of shares of Company Common Stock.  Your Award shall be settled not later than two and one-half months following the year in which the Award vests.

4.             DIVIDEND EQUIVALENTS.  Dividend equivalents shall be credited in respect of Company common stock equivalents covered by your Award.  Such dividend equivalents shall be converted into additional common stock equivalents covered by your Award by dividing (1) the aggregate amount or value of the dividends paid with respect to that number of stock equivalents covered by your Award then credited by (2) the Fair Market Value per share of Common Stock on the payment date for such dividend.  Any additional stock equivalents covered by your Award credited by reason of such dividend equivalents shall be subject to all the terms and conditions of this underlying Performance Share Agreement to which they relate.

5.             CHANGE IN CONTROL.  If a Change in Control (as defined in Appendix A) occurs and either (i) your Continuous Service with the Company or its successor or the successor’s parent (collectively, the “Successor Company”) is terminated by the Successor Company without Cause or (ii) your Continuous Service with the Successor Company is terminated for Good Reason (as defined in Appendix A) in either case, within one (1) month before or thirteen (13) months after the effective date of the Change in Control, then, upon termination of your Continuous Service, your Award shall become fully vested and immediately payable.

6.             SECURITIES LAW COMPLIANCE.  You may not be issued any shares under your Award unless the shares are either (i) the registered under the Securities Act or (ii) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act.  Your Award also must comply with other applicable laws and regulations governing the Award, and you will not receive any shares of Company Common Stock upon the payment of your Award if the Company determines that such receipt would not be in material compliance with such laws and regulations.

7.             AWARD NOT A SERVICE CONTRACT.  Your Award is not an employment or service contract, and nothing in your Award shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or on the part of the Company to continue your employment.  In addition, nothing in your Award shall obligate the Company, its stockholders, board of directors, officers or employees to continue any relationship that you might have as a Director.

8.             WITHHOLDING OBLIGATIONS.

(a)           At the time your Award is vested, or at any time thereafter as requested by the Company, you hereby authorize withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for any sums required to satisfy the federal, state or local tax withholding obligations of the Company, if any, which arise in connection with your Award.

(b)           Unless the tax withholding obligations of the Company are satisfied, the Company shall have no obligation to issue a certificate for any shares pursuant to the vesting of your Award.

9.             TAX CONSEQUENCES.  Performance Share Awards are intended to be exempt from the design limitations and requirements imposed on deferred compensation under Code Section 409A.  However, if your Award is subject to the limitations and requirements of Code Section 409A and those limitations or requirements are violated, deferred amounts will be subject to tax at ordinary income rates immediately upon such violation and will be subject to penalties equal to (i) 20% of the amount deferred and (ii) interest at a specified rate on the under-payment of tax that would have been paid had the deferred compensation been included in gross income in the taxable year in which it was first deferred.

10.          NOTICES.  Any notices provided for in your Award or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.

11.          MISCELLANEOUS.

(a)           The rights and obligations of the Company under your Award shall be transferable to any one or more person or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company’s successors and assigns.  Your rights and obligations under your Award may only be assigned with the prior written consent of the Company.

(b)           You agree upon request to execute further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purpose of your Award.

(c)           You acknowledge and agree that you have reviewed your Award in its entirety, have had an opportunity to obtain advice of counsel prior to executing and accepting your Award and fully understand all of the provisions of your Award.

12.          GOVERNING PLAN DOCUMENT.  Your Award is subject to all of the provisions of the Plan, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan.  In the event of any conflict between the provisions of your Award and those of the Plan, the provisions of the Plan shall control.

APPENDIX A

DEFINITIONS

“Change in Control” means the effective date of any one of the following events:

(i)            any person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction;

(ii)           there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not own, directly or indirectly, outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving entity in such merger, consolidation or similar transaction or more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving entity in such merger, consolidation or similar transaction;

(iii)          the stockholders of the Company approve or the Board approves a plan of complete dissolution or liquidation of the Company, or a complete dissolution or liquidation of the Company shall otherwise occur; or

(iv)          there is consummated a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its subsidiaries to an entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale, lease, license or other disposition.

* * * * * * *

“Good Reason” means that you voluntarily terminate employment with the Company or the Successor Company within one (1) month before or thirteen (13) months following a Change in Control after any of the following are undertaken without your express written consent:

(i)            the assignment to you of any duties or responsibilities which results in a significant diminution in your function as in effect immediately prior to the effective date of the Change in Control; provided, however, that a change in your title or reporting relationships shall not constitute Good Reason without a related diminution in your duties;

(ii)           a five percent (5%) or greater reduction by the Company or the Successor Company in your annual base salary, as in effect on the effective date of the Change in Control;

(iii)          a relocation of your business office to a location more than fifty (50) miles from the location at which you performed duties as of the effective date of the Change in Control, except for required travel by you on the Company’s or the Successor Company’s business to an extent substantially consistent with your business travel obligations prior to the Change in Control; or

(iv)          a material breach by the Company or the Successor Company of any provision of this Performance Share Agreement.

A-1

ATTACHMENT II

2006 EQUITY INCENTIVE PLAN

[Previously filed]

A-2